Exhibit (e)(2)(i)

SCHEDULE A

Distribution Agreement (Novation) dated 05.31.2017

GMO TRUST

40 Rowes Wharf, Boston, MA 02110

June 30, 2020

# of Portfolios	Series	Class
1	U.S. Equity Fund	III, IV, V, VI, R6, I
2	Quality Fund	III, IV, V, VI, R6, I
3	International Equity Fund	II, III, IV, R6, I
4	Emerging Markets Fund	II, III, IV, V, VI, R6, I
5	Multi-Sector Fixed Income Fund	III, IV, R6, I
6	Emerging Country Debt Fund	III, IV, R6, I
7	International Equity Allocation Fund	III, R6, I
8	International Developed Equity Allocation Fund	III, R6, I
9	Global Equity Allocation Fund	III, R6, I
10	Global Developed Equity Allocation Fund	III, R6, I
11	Global Asset Allocation Fund	III, R6, I
12	Strategic Opportunities Allocation Fund	III
13	Benchmark-Free Allocation Fund	III, IV, V, VI, MF, R6, I
14	Tax-Managed International Equities Fund	III, R6, I
15	U.S. Treasury Fund	N/A
16	Asset Allocation Bond Fund	III, VI, R6, I
17	Opportunistic Income Fund	III, VI, R6, I
18	Emerging Domestic Opportunities Fund	II, III, IV, V, VI, R6, I
19	Resources Fund	III, IV, V, VI, R6, I
20	Risk Premium Fund	III, IV, V, VI, R6, I
21	Special Opportunities Fund	III, IV, V, VI, VII, R6, I
22	Benchmark-Free Fund	III
23	Implementation Fund	N/A
24	SGM Major Markets Fund	III, IV, V, VI, R6, I
25	Climate Change Fund	III, IV, V, VI, R6, I
26	High Yield Fund	III, IV, V, VI, R6, I
27	Strategic Short-Term Fund	IV, VI, R6, I
28	Alternative Allocation Fund	II, III, IV, V, VI, R6, I
29	U.S. Small Cap Value Fund	III, IV, V, VI, R6, I
30	Cyclical Focus Fund	III, IV, V, VI, R6, I
31	Emerging Country Debt Shares Fund	R6, I